EXHIBIT 99.1


                       Notice of Redemption and Expiration
                             of Conversion Privilege

                                D.R. HORTON, INC.

                 6 7/8% Convertible Subordinated Notes Due 2002
             (Originally Issued by Continental Homes Holding Corp.)

                             CUSIP No. 23331A-AB-5*

                  Conversion Termination Date: October 29, 1998
                        Redemption Date: November 1, 1998


         NOTICE IS HEREBY GIVEN that D.R. Horton, Inc., a Delaware corporation (the "Company"), has elected to redeem on November 1, 1998 (the "Redemption Date"), all of its outstanding 6 7/8% Convertible Subordinated Notes Due 2002 (the "Notes"). This Notice is given pursuant to Article 3 of the Indenture, dated as of November 1, 1995 (the "Indenture"), between Continental Homes Holding Corp., a Delaware corporation, and Manufacturers and Traders Trust Company, a New York corporation, as trustee (the "Trustee"), as assumed by the Company pursuant to the First Supplemental Indenture, dated as of April 20, 1998, between the Company and the Trustee. Pursuant to the terms of the Indenture, and as a result of the call for redemption, holders of the Notes ("Holders") are entitled to receive from the Company on redemption the sum of $1,034.38, plus accrued interest from May 1, 1998 to the Redemption Date of $34.38 for each $1,000 principal amount of Notes, for a total price of $1,068.76 for each $1,000 principal amount of Notes. The Notes are convertible into shares of Common Stock, $0.01 par value, of the Company (the "Common Stock") at the conversion price and in the manner described below until 5:00 p.m. (New York time) on October 29, 1998 (the "Conversion Termination Date").


Alternatives Available to Holders of Notes

         1. Conversion of Notes into Common Stock: The Notes are convertible into Common Stock of the Company at the conversion rate of 94.73625 shares of Common Stock for each $1,000 principal amount of Notes. No fractional share or scrip representing a fractional share of Common Stock will be issued upon conversion of the Notes. In lieu of any fractional share, an equivalent amount will be paid in cash on the basis of the closing price of the Common Stock as reported for The New York Stock Exchange Composite Transactions on the business day next preceding the date of conversion. No payment or adjustment will be made for interest accrued on Notes surrendered for conversion or for dividends on the Common Stock issued on conversion. Pursuant to Section 10.02 of the Indenture, no payment of funds is required to convert the Notes because the Notes have been called for redemption.

         HOLDERS OF THE NOTES ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE COMPANY'S COMMON STOCK. THE DEADLINE FOR CONVERSION OF THE NOTES IS 5:00 P.M. (NEW YORK TIME) ON OCTOBER 29, 1998, THE CONVERSION TERMINATION DATE.

         2. Redemption of Notes: Notes which have not been converted into Common Stock by 5:00 p.m. (New York time) on October 29, 1998, the Conversion Termination Date, will be redeemed on November 1, 1998, the Redemption Date, for the sum of $1,034.38, plus accrued interest from May 1, 1998, to November 1,

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1998, the Redemption Date, of $34.38,  for a total redemption price of $1,068.76
(the "Redemption Price") for each $1,000 principal amount of Notes. From and after the Redemption Date, interest will cease to accrue and Holders will have no other rights as Holders other than the right to receive the Redemption Price, without further interest, upon surrender of their certificates representing the Notes.

         3. Sale of Notes through Ordinary Brokerage Transactions: Holders may continue to sell Notes through open market brokerage transactions. If made sufficiently in advance of the Conversion Termination Date, buyers thereof may convert the Notes into Common Stock in the manner described above. Holders should consult with their own brokers as to this procedure. After 5:00 p.m. (New York time) on the Conversion Termination Date, Holders will not be entitled to convert the Notes into Common Stock, and after that date the market value of the Notes will reflect only the right to receive the Redemption Price and will not reflect the market value of the Common Stock.

         Elections to convert are irrevocable. Holders may also elect to convert a portion of any Note having a principal amount of greater than $1,000 and redeem the remaining portion. Holders must make such apportionment in increments of $1,000 of principal amount.

Manner of Conversion

         To convert Notes into Common Stock, the Holder must

(1) complete and sign the conversion notice on the back of the certificate representing such Notes,

(2)      obtain   guarantee  of  signature  on  the  back  of  the   certificate
         representing such Notes,

(3) surrender the certificates representing such Notes prior to 5:00 p.m. (New York time) on the Conversion Termination Date, October 29, 1998, by hand or mail to the Conversion Agent, Manufacturers and Traders Trust Company (the "Agent"), at the following address:

                 Conversion by Mail, Hand, or Overnight Delivery
                 -----------------------------------------------
                     Manufacturers and Traders Trust Company
                            One M&T Plaza, 7th Floor
                             Buffalo, New York 14203
                Attention: Russell Whitley, Corporate Trust Group

(4) if the notice of election is signed by a party other than the registered Holder of the Notes, such certificates must also be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and

(5)      pay any transfer or similar tax, if required.

         THE CONVERSION PRIVILEGE EXPIRES AT 5:00 P.M. (NEW YORK TIME) ON THE CONVERSION TERMINATION DATE, OCTOBER 29, 1998. EXTRA TIME SHOULD BE ALLOWED FOR CERTIFICATES SENT BY MAIL BECAUSE THEY MUST BE RECEIVED BY THE AGENT BY THE REQUIRED TIME. ANY NOTES THAT HAVE NOT BEEN RECEIVED BY MANUFACTURERS AND TRADERS TRUST COMPANY FOR CONVERSION BY THAT TIME WILL AUTOMATICALLY BE REDEEMED AS SET FORTH ABOVE.

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Manner of Redemption

         To receive the Redemption Price for any Note being redeemed, the Holder must surrender the certificate representing such Note to the Paying Agent, Manufacturers and Traders Trust Company, at the following address:

                 Redemption by Mail, Hand, or Overnight Delivery
                 -----------------------------------------------
                     Manufacturers and Traders Trust Company
                            One M&T Plaza, 7th Floor
                             Buffalo, New York 14203
                Attention: Russell Whitley, Corporate Trust Group

         In the case of Notes surrendered for redemption on or prior to the Conversion Termination Date, the certificates representing such Notes must be accompanied by written notice of election to redeem such Notes. If the notice of election is signed by a party other than the registered Holder of the Notes, such certificates must also be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company.

General

         A copy of this Notice of Redemption is being sent to all Holders of record of the Notes. Additional copies of such document may be obtained from Corporate Counsel, D.R. Horton, Inc. (telephone (817) 856-8200).


                                                     D.R. HORTON, INC.


Dated:   September 22, 1998

         *The CUSIP number is included solely for the convenience of the Note Holders. Neither the Company nor the Trustee nor any paying agent or conversion agent shall be responsible for the selection or use of the CUSIP number, nor is any representation made as to its correctness on the Notes or as indicated in any redemption notice.



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